UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 13, 2011
Date of Report (Date of earliest event reported)

PLURES TECHNOLOGIES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4070 West Lake Road
Canandaigua, NY 14424
(Address of principal executive offices) (Zip Code)

(888) 666-0767
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On October 13, 2011, the Registrant and its subsidiary, Advanced MicroSensors Corporation (“AMS”) entered into a series of agreements with Massachusetts Development Financing Agency “MDFA”) related to an up to $2,000,000 loan for the purchase of equipment, including a Loan Agreement, a Note, a Security Agreement, a Guaranty and a Warrant.  The actual principal amount will be based on equipment purchased during the first six months or such longer period as the lender permits.

The loan bears interest at the rate of 6.25% per annum.  The term of the loan is seven years and is repayable as follows:  interest only for the first twelve months, and then constant payments of interest and principal during the following six year period.  The loan is repayable in whole or part without penalty.

The loan is secured by a security interest in substantially all of the assets of AMS, excluding intellectual property.

The Registrant has granted a warrant to MDFA to purchase $125,000 worth of common stock of the Registrant at a price to be determined in the future.

Item 9.01                      Financial Statements and Exhibits

99.1           Loan Agreement among the Registrant, Advanced MicroSensors Corporation and Massachusetts Development Finance Agency dated October 13, 2011.

99.2           Promissory Note of Advanced MicroSensors Corporation to Massachusetts Development Finance Agency dated October 13, 2011.

99.3           Security Agreement between Advanced MicroSensors Corporation and Massachusetts Development Finance Agency dated October 13, 2011.

99.4           Guaranty from the Registrant to Massachusetts Development Finance Agency dated October 13, 2011.

99.5           Warrant from the Registrant to Massachusetts Development Finance Authority dated October 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2011	CMSF Corp.

By: /s/ David R. Smith
David R. Smith
CEO